                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Convertible Securities Fund:

We consent to the use in this Registration Statement of Oppenheimer Convertible Securities Fund, of our report dated January 23, 2002, included in the Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings"Financial Highlights" appearing in the
Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the
Statement of Additional Information.

                                      /s/    KPMG LLP
                                      ---------------
                                      KPMG LLP

Denver, Colorado
April 29, 2002